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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)           DECEMBER 31, 1999

                           INSCI-STATEMENTS.COM CORP.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                        06-1302773
Commission File No.                            I.R.S. Employer Identification

TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                         Zip Code
executive offices

(508) 870-4000
Registrant's telephone number,
including area code
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ITEM 5.    OTHER EVENTS.

The Registrant (the "Company"), in 1994, as a result of an initial public offering, issued 1,250,000 warrants to purchase 625,000 shares of common stock of the Company at $9.00 per share. The Company on prior occasion extended the expiration date of the warrants until December 31, 1999. On December 31, 1999, the warrants expired, and no holders of any of the warrants elected to exercise their right to purchase shares under the warrants.

Additionally, on December 31, 1999, 1,466,667 stock purchase warrants issued by the Company in its 1996 Unit Private Placement Offering also expired. Each unit warrant entitled the holder to purchase one (1) share of the Company's common stock at $5.00 per share. The Company's Board had previously extended the exercise date of the warrants from October 1, 1999, to December 31, 1999. The warrants that were issued and outstanding expired without the holders exercising any of the warrants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      Westborough, MA
            January 12, 2000
                                                ---------------------------
                                                INSCI-STATEMENTS.COM, CORP.
                                                (Registrant)


                                                /s/ ROGER KUHN
                                                    ----------------------
                                                    ROGER KUHN
                                                    Chief Financial Officer